Exhibit 21.1

SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY

Name	Jurisdiction and Type of Formation:
Graham Packaging Company, L.P.	Delaware Limited Partnership
GPC Capital Corp. I	Delaware Corporation
GPC Capital Corp. II	Delaware Corporation
GPC Opco GP LLC	Delaware Limited Liability Company
GPC Sub GP LLC	Delaware Limited Liability Company
Graham Recycling Company, L.P.	Pennsylvania Limited Partnership
Financière Graham Emballages Plastiques SNC	French General Partnership
Financière Graham Packaging France SNC	French General Partnership
Graham Emballages Plastiques S.A.S.	French Corporation
Graham Packaging 4 SARL	French Limited Liability Company
Graham Packaging Acquisition Corp.	Delaware Corporation
Graham Packaging Argentina S.A.	Argentine Corporation
Graham Packaging Belgium S.A.	Belgian Corporation
Graham Packaging Canada Limited	Ontario Corporation
Graham Packaging Comerc USA Inc.	Delaware Corporation
Graham Packaging Company BV	Netherlands Limited Liability Company
Graham Packaging Company de Ecuador SA	Ecuador Public Limited Company
Graham Packaging Company de Venezuela	U.S. branch of GPC located in Venezuela
Graham Packaging Company OY	Finnish Limited Liability Company
Graham Packaging Consultores en Controles S.A. de C.V.	Mexican Corporation with Variable Capital
Graham Packaging Controllers USA Inc.	Delaware Corporation
Graham Packaging de Mexico S. de R.L. de C.V.	Mexican Limited Liability Company
Graham Packaging Deutschland GmbH	German Limited Liability Company
Graham Packaging do Brasil Industria e Comercio S.A.	Brazilian Corporation
Graham Packaging Especialidades Tecnologicas S.A. de C.V.	Mexican Corporation with Variable Capital
Graham Packaging Europe SNC	French General Partnership
Graham Packaging European Services, Ltd.	English & Wales Limited Liability Company
Graham Packaging France Partners	Pennsylvania General Partnership
Graham Packaging France, S.A.S.	French Corporation
Graham Packaging Holdings BV	Netherlands Limited Liability Company
Graham Packaging Hungary Kft.	Hungarian Limited Liability Company
Graham Packaging Iberica S.L.	Spanish Limited Liability Company
Graham Packaging International Plastic Products Inc.	Delaware Corporation
Graham Packaging Italy, S.r.L.	Italian Limited Liability Company
Graham Packaging Latin America, LLC	Delaware Limited Liability Company
Graham Packaging Leasing S.A. de C.V.	Mexican Corporation with Variable Capital
Graham Packaging Leasing USA Inc.	Delaware Corporation
Graham Packaging Lummen NV	Belgian Limited Liability Corporation
Graham Packaging Noeux SARL	French Limited Liability Company
Graham Packaging PET Holdings S. de R.L. de C.V.	Mexican Limited Liability Company
Graham Packaging PET Technologies de Mexico S.A. de C.V.	Mexican Corporation with Variable Capital
Graham Packaging PET Technologies Inc.	Delaware Corporation
Graham Packaging Plastic Products de Mexico S. de R.L. de C.V.	Mexican Limited Liability Company
Graham Packaging Plastic Products Inc.	Delaware Corporation
Graham Packaging Plasticos de Venezuela C.A.	Venezuelan Corporation
Graham Packaging Plastics Limited	English & Wales Limited Liability Company
Graham Packaging Poland, L.P.	Pennsylvania Limited Partnership
Graham Packaging Regioplast STS Inc.	Delaware Corporation

Graham Packaging Technological Specialties Inc.	Delaware Corporation
Graham Packaging U.K. Ltd.	English & Wales Corporation
Graham Packaging Villecomtal SARL	French Limited Liability Company
Graham Packaging West Jordan, LLC	Utah Limited Liability Company
Graham Packaging Zoetermeer BV	Netherlands Limited Liability Company
Graham Plastpak Plastik Ambalaj A.S.	Turkish Corporation
Industrias Graham Packaging de Irapuato S. de R.L. de C.V.	Mexican Limited Liability Company
Industrias Graham Packaging S. de R.L. de C.V.	Mexican Limited Liability Company
Lido Plast San Luis S.A.	Argentine Corporation
Lido Plast-Graham S.r.L.	Argentine Limited Liability Company
Graham Packaging Poland Sp. Z.o.o.	Polish Limited Liability Company
Polo GR Industria e Comercio, Ltda.	Brazilian Limited Liability Company
Resin Rio Comercio Ltda.	Brazilian Limited Liability Company
Servicios Graham Packaging S. de R.L. de C.V.	Mexican Limited Liability Company
Societa Imballagi Plastici, S.r.L.	Italian Limited Liability Company